FORM 8-A/A

AMENDMENT No. 1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ULTIMUS MANAGERS TRUST
(Exact name of registrant as specified in its charter)

State of Ohio	See below
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Pictoria Drive, Suite 450, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification Number
Bullseye Retirement Income and Growth ETF	NYSE Arca, Inc.	88-4252792

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-180308 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of Bullseye Retirement Income and Growth ETF, a series of Ultimus Managers Trust (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 236 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-180308; 811-22680) filed on December 20, 2022, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.

The Trust’s Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a) to the Trust’s Proxy Statement on Form N-14 (File No. 333-258697), as filed with the U.S. Securities and Exchange Commission on August 10, 2021.

2.	The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File No. 333-180308), as filed with the U.S. Securities and Exchange Commission on March 23, 2012.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ULTIMUS MANAGERS TRUST

Date:	December 21, 2022

By:	/s/ Khimmara Greer Khimmara Greer Secretary